EXHIBIT (J)(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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                                                                  EXHIBIT (J)(1)
                                                                  --------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment to the Registration Statement on Form N-1A (the "Registration Statement") of Principal Preservation Portfolios, Inc. ("Principal Preservation") of our report, dated January 15, 1999, relating to the financial statements and financial highlights of the series of Principal Preservation known as the Tax-Exempt, Government, S&P 100 Plus, Dividend Achievers, Select Value and PSE Tech 100 Index Portfolios (the "Portfolios"), which financial statements and financial highlights also are incorporated by reference into said Amendment to the Registration Statement from Principal Preservation's separate 1998 Annual Report to Shareholders of those Portfolios. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Counsel and Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information included in said Post-Effective Amendment.

                                                             ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 29, 1999